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                                                                    EXHIBIT 10.1
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                      JONES INTERNATIONAL NETWORKS, LTD.

                            1998 STOCK OPTION PLAN


I.   PURPOSE

     The 1998 Stock Option Plan (the "Plan") provides for the grant of Stock Options and Stock Appreciation Rights to Employees and Consultants of Jones International Networks, Ltd. (the "Company"), its parent and such of its subsidiaries (as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the "Code")) as the Board of Directors of the Company (the "Board") shall from time to time designate ("Participating Subsidiaries"), in order to advance the interests of the Company, its parent and its Participating Subsidiaries through the motivation, attraction and retention of their respective Employees and the provision of equity incentives to their Consultants.


II.  INCENTIVE STOCK OPTIONS AND NON-INCENTIVE STOCK OPTIONS

     The Stock Options granted under the Plan may be either:

          (a) Incentive Stock Options ("ISOs") which are intended to be "Incentive Stock Options" as that term is defined in Section 422 of the Code; or

          (b) Non-statutory Stock Options ("NSOs") which are intended to be options that do not qualify as "Incentive Stock Options" under Section 422 of the Code.

All Stock Options shall be ISOs unless the Option Agreement clearly designates the Stock Options granted thereunder, or a specified portion thereof, as NSOs. Subject to the other provisions of the Plan, a Participant may receive ISOs and NSOs at the same time, provided that the ISOs and NSOs are clearly designated as such.

     Except as otherwise expressly provided herein, all of the provisions and requirements of the Plan relating to Stock Options shall apply to ISOs and NSOs.
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III. ADMINISTRATION

     3.1  Committee.  Any transaction involving a grant of Stock Options and/or
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Stock Appreciation Rights shall be approved by the Board of Directors, or a committee of the Board of Directors that is composed solely of two or more Non-Employee Directors, as defined below (the "Committee"). The Committee or the Board, as the case may be, shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and any Stock Option or Stock Appreciation Rights granted thereunder, and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of the Code, in order that Stock Options that are intended to be ISOs will be classified as incentive stock options under the Code, or in order to conform to any regulation or to any change in any law or regulation applicable thereto.

     3.2  Actions of Committee.  All actions taken and all interpretations and
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determinations made by the Board or the Committee, as the case may be, in good faith (including determinations of Fair Market Value) shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.

     3.3  References to the Committee.  All references in the Plan to the
          ---------------------------
"Committee" shall be deemed to also refer to the Board of Directors whenever the Board is discharging its powers and responsibilities hereunder.


IV.  DEFINITIONS

     4.1  Stock Option.  A Stock Option is the right granted under the Plan to
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an Employee or Consultant to purchase, at such time or times and at such price or prices ("Option Price") as are determined by the Committee, the number of shares of Capital Stock determined by the Committee.

     4.2  Stock Appreciation Right.  A Stock Appreciation Right is the right to
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receive payment, in shares of Capital Stock, cash or a combination of shares

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of Capital Stock and cash, of the Redemption Value of a specified number of shares of Capital Stock then purchasable under a Stock Option.

     4.3  Redemption Value.  The Redemption Value of shares of Capital Stock
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purchasable under a Stock Option shall be the amount, if any, by which the Fair
Market Value of one share of Capital Stock on the date on which the Stock Option is exercised exceeds the Option Price for such share.

     4.4  Capital Stock.  A share of Capital Stock means a share of authorized
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but unissued Class A Common Stock, $.01 par value per share, of the Company.

     4.5  Fair Market Value.  If the Capital Stock is traded publicly, the Fair
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Market Value of a share of Capital Stock on any date shall be the average of the closing bid and asked prices, as quoted by the National Association of Securities Dealers through NASDAQ (its automated system for reporting quotes) for the date in question or, if the Capital Stock is listed on the NASDAQ National Market System or is listed on a national stock exchange, the officially quoted closing price on NASDAQ or such exchange, as the case may be, on the date in question. If the Capital Stock is not traded publicly, the Fair Market Value of a share of Capital Stock on any date shall be determined, in good faith, by the Committee after such consultation with outside legal, accounting and other experts as the Committee may deem advisable, and the Committee shall maintain a written record of its method of determining such value.

     4.6  Employee.  An Employee is an employee of the Company, its parent or
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any Participating Subsidiary.

     4.7  Participant.  A Participant is an Employee or Consultant to whom a
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Stock Option or Stock Appreciation Right is granted.

     4.8  Non-Employee Directors.  A Non-Employee Director is a director who (a)
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is not currently an officer of the Company or a parent or subsidiary of the
Company, or otherwise currently employed by the Company or a parent or subsidiary of the Company; (b) does not receive compensation, either directly or indirectly, from the Company or a parent or subsidiary of the Company, for services rendered as a consultant or in any capacity other than as a director, except for an amount for which disclosure would not be required pursuant to Item 404(a) of Regulation S-K of the Securities and Exchange Commission ("Regulation S-K"); does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K;

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and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K.

     4.9  Transaction.  A Transaction is (a) any consolidation or merger of the
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Company in which the Company is not the surviving corporation other than a merger solely to effect a reincorporation or a merger of the Company as to which shareholder approval is not required pursuant to the Colorado Business Corporation Act, or (b) the adoption of any plan or proposal for the liquidation or dissolution of the Company.

     4.10 Consultant.  A Consultant is an individual who performs consulting
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services for the Company, its parent or any Participating Subsidiary.

V.   ELIGIBILITY AND PARTICIPATION

     5.1 Grants of Stock Options and Stock Appreciation Rights may be made to Employees and Consultants of the Company, its parent or any Participating Subsidiary, including directors of the Company who are also Employees. The Committee shall from time to time determine the Participants to whom Stock Options shall be granted, the number of shares of Capital Stock subject to each Stock Option to be granted to each such Participant, the Option Price of such Stock Options and the terms and provisions of such Stock Options, all as provided in the Plan. The Option Price of any ISO shall be not less than the Fair Market Value of a share of Capital Stock on the date on which the Stock Option is granted, but the Option Price of an NSO may be less than the Fair Market Value on the date the NSO is granted if the Committee so determines. If an ISO is granted to an Employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, the Option Price of such ISO shall be at least 110% of the Fair Market Value of the Capital Stock subject to the ISO at the time such ISO is granted, and such ISO shall not be exercisable after five years after the date on which it was granted.

     5.2 Except for the limitations set forth in Section 5.1, the terms and provisions of Stock Options shall be as determined from time to time by the Committee or Board, and each Stock Option issued may contain terms and provisions different from other Stock Options granted to the same or other Stock Option recipients. Each Stock Option shall be evidenced by a written agreement ("Option Agreement") containing such terms and provisions as the Committee may determine, subject to the provisions of the Plan.

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VI.  Shares of Capital Stock Subject to the Plan
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     6.1  Maximum Number.  The maximum aggregate number of shares of Capital
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Stock that may be made subject to Stock Options shall be 400,000.  If any shares of Capital Stock subject to Stock Options are not purchased or otherwise paid for before such Stock Options expire, such shares may again be made subject to Stock Options.

     6.2  Capital Changes.  In the event any changes are made to the shares of
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Capital Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend in excess of ten percent (10%) at any single time, stock split, combination of shares, exchange of shares, change in corporate structure of otherwise), appropriate adjustments shall be made in: (i) the number of shares of Capital Stock theretofore made subject to Stock Options, and in the purchase price of said shares; and (ii) the aggregate number of shares which may be made subject to Stock Options. If any of the foregoing adjustments shall result in a fractional share, the fraction shall be disregarded, and the Company shall have no obligation to make any cash or other payment with respect to such a fractional share.


VII. EXERCISE OF STOCK OPTIONS

     7.1  Time of Exercise.  Subject to the provisions of the Plan, including
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without limitation Section 7.5, the Committee, in its discretion, shall determine the time when a Stock Option, or a portion of a Stock Option, shall become exercisable, and the time when a Stock Option, or a portion of a Stock Option, shall expire. Such time or times shall be set forth in the Option Agreement evidencing such Stock Option. An ISO shall expire, to the extent not exercised, no later than ten years after the date on which it was granted, and an NSO shall expire, to the extent not exercised, no later than ten years after the date on which it was granted. The Committee may accelerate the vesting of any Participant's Stock Option by giving written notice to the Participant.
Upon receipt of such notice, the Participant and the Company shall amend the Option Agreement to reflect the new vesting schedule. The acceleration of the exercise period of a Stock Option shall not affect the expiration date of that Stock Option.

     7.2  Six Month Holding Period.  The shares of Capital Stock issued upon the
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exercise of a Stock Option to an officer or director of the Company, or to a person who is directly or indirectly the beneficial owner of more than ten

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percent of the Company's Capital Stock, may not be sold or otherwise disposed of within six months after the date of grant of the Stock Option.

     7.3  Exchange of Outstanding Capital Stock.  The Committee, in its sole
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discretion, may permit a Participant to surrender to the Company shares of
Capital Stock previously acquired by the Participant as part or full payment for the exercise of a Stock Option. Such surrendered shares shall be valued at their Fair Market Value on the date of exercise.

     7.4  Capital Stock Restriction Agreement.  The Committee may provide that
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shares of Capital Stock issuable upon the exercise of a Stock Option shall, under certain conditions, be subject to restrictions whereby the Company has a right of first refusal with respect to such shares or a right or obligation to repurchase all or a portion of such shares, which restrictions may survive a Participant's term of employment with the Company. The acceleration of time or times at which a Stock Option becomes exercisable may be conditioned upon the Participant's agreement to such restrictions.

     7.5  Termination of Employment Before Exercise.  If a Participant's
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employment or engagement with the Company, its parent or a Participating
Subsidiary shall terminate for any reason other than the Participant's voluntary separation, retirement, death or disability, any Stock Option then held by the Participant, to the extent then exercisable under the applicable Option Agreement(s), shall remain exercisable after the termination of his employment or engagement for a period of ten business days (so long as such period is not more than ten years from the date of grant of the Stock Option). If the Participant's employment or engagement is terminated because the Participant dies or is disabled within the meaning of Section 22(e)(3) of the Code, any Stock Option then held by the Participant, to the extent then exercisable under the applicable Option Agreement(s), shall remain exercisable after the termination of his employment for a period of twelve months (so long as such period is not more than ten years from the date of grant of the Stock Option). If the Participant's employment or engagement is terminated by reason of voluntary separation or retirement, any Stock Option held by the Participant, to the extent then exercisable under the applicable Option Agreement(s), shall remain exercisable after the termination of his employment for a period of three months (so long as such period is not more than ten years from the date of grant of the Stock Option). If the Stock Option is not exercised during the applicable period, it shall be deemed to have been forfeited and of no further force or effect.

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       7.6  Disposition of Forfeited Stock Options.  Any shares of Capital Stock
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subject to Stock Options forfeited by a Participant shall not thereafter be eligible for purchase by the Participant but may be made subject to Stock
Options granted to other Participants.


VIII.  STOCK APPRECIATION RIGHTS

       8.1  Grant of Stock Appreciation Rights.  The Committee may, from time to
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time, grant Stock Appreciation Rights to a Participant with respect to not more than the number of shares of Capital Stock which are, or may become, purchasable under any Stock Option held by the Participant. The Committee may, in its sole discretion, specify the terms and conditions of such rights, including without limitation the time period or time periods during which such rights may be exercised and the date or dates upon which such rights shall expire and become void and unexercisable; provided, however, that in no event shall such rights expire and become void and unexercisable later than the time when the related Stock Option is exercised, expires or terminates. Each Participant to whom Stock Appreciation Rights are granted shall be given written notice advising him of the grant of such rights and specifying the terms and conditions of the rights, which shall be subject to all the provisions of this Plan.

       8.2  Exercise of Stock Appreciation Rights.  Subject to Section 8.3, and
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in lieu of purchasing shares of Capital Stock upon the exercise of a Stock
Option held by him, a Participant may elect to exercise the Stock Appreciation Rights, if any, he has been granted and receive payment of the Redemption Value of all, or any portion, of the number of shares of Capital Stock subject to such Stock Option with respect to which he has been granted Stock Appreciation Rights; provided, however, that the Stock Appreciation Rights may be exercised only when the Fair Market Value of the Capital Stock subject to such Stock Option exceeds the exercise price of the Stock Option. A Participant shall exercise his Stock Appreciation Rights by delivering a written notice to the Company, specifying the number of shares with respect to which he exercises Stock Appreciation Rights and agreeing to surrender the right to purchase an equivalent number of shares of Capital Stock subject to his Stock Option. If a Participant exercises Stock Appreciation Rights, payment of his Stock Appreciation Rights shall be made in accordance with Section 8.3 on or before the 90th day after the date of exercise of the Stock Appreciation Rights.

       8.3  Form of Payment.  It a Participant elects to exercise Stock
            ---------------
Appreciation Rights as provided in Section 8.2, the Committee may, in its

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absolute discretion, elect to pay any part or all of the Redemption Value of the shares with respect to which the Participant has exercised Stock Appreciation Rights in: (i) cash; (ii) shares of Capital Stock; or (iii) any combination of cash and shares of Capital Stock. The election pursuant to this Section 8.3 shall be made by giving written notice to the Participant within said 90-day period, which notice shall specify the portion which the Committee elects to pay in cash, shares of Capital Stock or a combination thereof. In the event any portion is to be paid in shares of Capital Stock, the number of shares to be delivered shall be determined by dividing the amount which the Committee elects to pay in shares of Capital Stock by the Fair Market Value of one share of Capital Stock on the date of exercise of the Stock Appreciation Rights. Any fractional share resulting from any such calculation shall be disregarded. Said shares, together with any cash payable to the Participant, shall be delivered within said 90-day period.


IX.  NO CONTRACT OF EMPLOYMENT

     Nothing in this Plan shall confer upon the Participant the right to be, or to continue to be, in the employ of the Company, its parent or any Participating Subsidiary, nor shall it interfere in any way with the right of the Company, its parent or any such Participating Subsidiary, to discharge the Participant at any time for any reason whatsoever, with or without cause. Nothing in this Article IX shall affect any rights or obligations of the Company or any Participant under any written contract of employment.


X.   NO RIGHTS AS A SHAREHOLDER

     A Participant shall have no rights as a shareholder with respect to any shares of Capital Stock subject to a Stock Option. Except as provided in
Section 6.2, no adjustment shall be made in the number of shares of Capital Stock issued to a Participant, or in any other rights of the Participant upon exercise of a Stock Option by reason of any dividend, distribution or other right granted to shareholders for which the record date is prior to the date of exercise of the Participant's Stock Option.


XI.  ASSIGNABILITY

     No Stock Option or Stock Appreciation Right granted under this Plan, nor any other rights acquired by a Participant under this Plan shall be assignable or

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transferable by a Participant, other than by will or the laws of descent and distribution or, in the case of an NSO, pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act ("ERISA"), or the rules thereunder. Notwithstanding the preceding sentence, the Committee may, in its sole discretion, permit the assignment or transfer of an NSO by a Participant other than an officer or director, and the exercise thereof by a person other than such Participant, on such terms and conditions as the Committee in its sole discretion may determine. Any such terms shall be determined at the time the NSO is granted, and shall be set forth in the Option Agreement. In the event of his death, the Stock Option or any Stock Appreciation Right may be exercised by the Personal Representative of the Participant's estate or, if no Personal Representative has been appointed, by the successor or successors in interest determined under the Participant's will or under the applicable laws of descent and distribution.


XII. CERTAIN EVENTS AFFECTING THE COMPANY

     If the Company or its shareholders enter into an agreement to dispose of all, or substantially all, of the assets or outstanding shares of stock of the Company by means of a sale or liquidation, or a merger or reorganization in which the Company is not the surviving corporation, the Board shall have the power and discretion to prescribe the terms and conditions for the exercise of, or modification of, the Options and other rights granted hereunder. By way of illustration, and not by way of limitation, the Board may provide for the complete or partial acceleration of the dates of exercise of the Options or other rights, or may provide that such Options or other rights will be exchanged for or converted into options or rights to acquire securities of the surviving or acquiring corporation, or may provide for a payment or distribution in respect of outstanding Options or rights (or the portion thereof that is currently exercisable) in cancellation thereof. The Board may provide that Options or other rights granted hereunder must be exercised in connection with the closing of such transaction, and that if not so exercised such Options or rights will expire. Any such determinations by the Board may be made generally with respect to all Participants, or may be made on a case-by-case basis with respect to particular Participants. The provisions of this Article XII shall not apply to any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction.

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XIII.  AMENDMENT

     The Board may from time to time alter, amend, suspend or discontinue the Plan, including, where applicable, any modifications or amendments as it shall deem advisable in order that ISOs will be classified as incentive stock options under the Code, or in order to conform to any regulation or to any change in any law or regulation applicable thereto; provided, however, that no such action shall adversely affect the rights and obligations with respect to Stock Options at any time outstanding under the Plan; and provided further that no such action shall, without the approval of the shareholders of the Company, (i) increase the maximum number of shares of Capital Stock that may be made subject to Stock Options (unless necessary to effect the adjustments required by Section 6.2),
(ii) materially increase the benefits accruing to Participants under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan.


XIV. REGISTRATION OF OPTIONED SHARES

     The Stock Options shall not be exercisable unless the purchase of such optioned shares is pursuant to an applicable effective registration statement under the Securities Act of 1933, as amended (the "Act"), or unless, in the opinion of counsel to the Company, the proposed purchase of such optioned shares would be exempt from the registration requirements of the Act and from the registration or qualification requirements of applicable state securities laws.


XV.  WITHHOLDING TAXES

     The Company, its parent or Participating Subsidiary may take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company, its parent or the Participating Subsidiary is required by any law or regulation or any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Stock Option or Stock Appreciation Right, including, but not limited to, the withholding of all or any portion of any payment or the withholding of issuance of shares of Capital Stock to be issued upon the exercise of any Stock Option or Stock Appreciation Right, until the Participant reimburses the Company, its parent or Participating Subsidiary for the amount the Company, its parent or Participating Subsidiary is required to withhold with respect to such taxes, or cancelling any portion of such

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payment or issuance in an amount sufficient to reimburse itself for the amount it is required to so withhold.


XVI.   BROKERAGE ARRANGEMENTS

       The Company, in its discretion, may enter into arrangements with one or more banks, brokers or other financial institutions to facilitate the disposition of shares acquired upon exercise of Stock Options or Stock Appreciation Rights, including, without limitation, arrangements for the simultaneous exercise of Stock Options or Stock Appreciation Rights, and sale of the shares acquired upon such exercise.


XVII.  NONEXCLUSIVITY OF THE PLAN

       Neither the adoption of the Plan by the Board nor the submission of the Plan to shareholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company, its parent or any Participating Subsidiary now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentive plans.


XVIII. RULE 16B-3 OF THE SECURITIES EXCHANGE ACT OF 1934

       Notwithstanding anything in the Plan to the contrary, no action may be taken with respect to the Plan which would cause the Plan to cease to be qualified under Rule 16b-3 under the Exchange Act or any successor rule, without the express acknowledgment of the Board of Directors that such disqualification may occur.

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IL.  EFFECTIVE DATE

     This Plan was adopted by the Board of Directors on May 29, 1998 and was approved by the Company's sole shareholder on May 29,1998. No Stock Options shall be granted subsequent to ten years after the effective date of the Plan. Stock Options outstanding subsequent to ten years after the effective date of the Plan shall continue to be governed by the provisions of the Plan.

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